Exhibit 10.1

Date: May 26, 2021

eFFECTOR Therapeutics, Inc.

11120 Roselle Street, Suite A

San Diego, CA 92121

Attention: Steve Worland, CEO

Locust Walk Acquisition Corp.

Two Commerce Square

2001 Market Street, Suite 3400

Philadelphia, PA 19103

Attention: Daniel Geffken, CFO

Re: Support Agreement

Ladies and Gentlemen:

This letter (this “Support Agreement”) is being delivered by Locust Walk Sponsor, LLC, a Delaware limited liability company and the sole holder of Parent Class B Common Stock (the “Sponsor”), to Locust Walk Acquisition Corp., a Delaware corporation ( “Parent”) and eFFECTOR Therapeutics, Inc., a Delaware corporation (the “Company”), in accordance with that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Parent, the Company, and Locust Walk Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ( “Merger Sub”). The Sponsor, Parent, and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. As used herein, the term “Section” shall, unless otherwise specified, refer to the specified Section of this Support Agreement.

The Sponsor is currently, and as of immediately prior to the Closing will be, the record owner and Beneficial Owner of an aggregate of 5,056,250 shares of Parent Common Stock (the “Sponsor Shares”), representing approximately 22.4% of the voting power of the Parent’s equity securities, which consists of (i) 545,000 placement shares of Parent Class A Common Stock, and (ii) 4,511,250 founder shares of Parent Class B Common Stock to be converted into the right to receive that number of shares of Parent Class A Common Stock by virtue of the Merger.

In order to induce the Company to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor hereby agrees with Parent as follows:

1.

Voting Agreements. For so long as this Support Agreement is in effect, the Sponsor, in its capacity as a stockholder of Parent, covenants and agrees that, at any meeting of Parent’s stockholders related to the transactions contemplated by the Merger Agreement (the “Transactions”), whether annual or special and whether or not an adjourned or postponed meeting, and however called, and in connection with any action by written consent of Parent’s stockholders related to the Transactions (all such meetings or consents collectively referred to herein as the “Meeting”), the Sponsor shall:

a.	when the Meeting is held, appear at the Meeting or otherwise cause the Sponsor Shares to be counted as present thereat for the purpose of establishing a quorum;

b.

vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares in favor of each of the proposals relating to the Transactions and any other matters necessary or reasonably requested by Parent for consummation of the Merger and the Transactions; and

c.

vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares against any action that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent or Merger Sub under the Merger Agreement, or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Support Agreement.

2.

Stop Transfers; Certificates. The Sponsor agrees that, except for Transfers of Sponsor Shares permitted by this Support Agreement, it shall not request that Parent register the Transfer (book entry or otherwise) of any Sponsor Shares.

3.

Damages; Remedies. The Sponsor hereby agrees and acknowledges that (a) Parent and the Company would be irreparably injured in the event of a breach by the Sponsor of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach, and (c) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such Party may have in law or in equity, in the event of such breach or threatened breach, without the need to post a bond or other collateral security.

4.

Transfer Restrictions. The Sponsor agrees that it shall not sell, assign or otherwise Transfer any Sponsor Shares; provided, however, that the foregoing shall not apply to any Transfer to any members or partners of the Sponsor or its Affiliates, any Affiliates of the Sponsor, or any employees of such affiliates; provided, that any transferee of any such Transfer must enter into a written agreement agreeing to be bound by this Support Agreement prior to the occurrence of such Transfer.

5.

Additional Shares. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Effective Time; and (b) the termination of the Merger Agreement in accordance with its terms, in the event that, (i) any shares of Parent Common Stock, Parent Public Warrant or other equity securities of Parent are issued to the Sponsor pursuant to any stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, (ii) the Sponsor purchases or otherwise acquires Beneficial Ownership of any shares of Parent Common Stock, Parent Public Warrant or other equity securities of Parent, or (iii) the Sponsor acquires the right to vote or share in the voting of any Parent Common Stock or other equity securities of Parent (such Parent Common Stock, Parent Warrants or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by the Stockholder shall be subject to the terms of Sections 1, 2 and 4 to the same extent as if they constituted Sponsor Shares as of the date hereof.

6.

Entire Agreement; Amendment. This Support Agreement, the Merger Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the Parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the Parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all Parties hereto.

7.

Assignment. No Party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other Parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on the Sponsor and its successors, heirs, personal representatives and assigns and permitted transferees.

8.

Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.

Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

10.	Governing Law, Forum; Waiver of Jury Trial.

a.

This Support Agreement, and all claims or causes of action based upon, arising out of, or related to this Support Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.

b.

Each of the Parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Support Agreement, any agreement, certificate, instrument or other document delivered pursuant to this Support Agreement or the Transactions exclusively in the courts of the State of Delaware in the Court of Chancery of the State of Delaware, or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if subject matter jurisdiction over the Proceeding is vested exclusively in the United States federal courts, then such Proceeding shall be heard in the United States District Court for the District of Delaware (the “Chosen Courts”); and (ii) solely in connection with such Proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any Proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 11.6 of the Merger Agreement or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 10 or that any Governmental Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

c.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS SUPPORT AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS SUPPORT AGREEMENT OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS SUPPORT AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS SUPPORT AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS SUPPORT AGREEMENT AND THE TRANSACTIONS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10(C).

11.

Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.6 of the Merger Agreement to the applicable Party, with respect to the Parent and the Company, at the address set forth in Section 11.6 of the Merger Agreement, and, with respect to Sponsor, at the address set forth on Sponsor’s signature page.

12.

Termination. This Support Agreement shall automatically terminate, without any notice or other action by any Party, upon the earlier of (a) the Effective Time; and (b) the termination of the Merger Agreement prior to the Effective Time in accordance with its terms. Upon termination of this Support Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liability under, or with respect to, this Support Agreement. Notwithstanding the foregoing or anything to the contrary in this Support Agreement, the termination of this Support Agreement pursuant to Section 12(b) shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Support Agreement prior to such termination or Fraud. For purposes of this Section 12, (x) “Willful Breach” means an intentional and willful breach, or an intentional and willful failure to perform, in each case that is the consequence of an act or omission by a Party with the knowledge that the taking of such act or failure to take such act would cause a breach of this Support Agreement and (y) “Fraud” means an act or omission by a Party consisting of a false or incorrect representation or warranty expressly set forth in this Support Agreement with the intent that another Party rely on such representations and warranties, coupled with such other Party’s detrimental reliance on such representations and warranties under circumstances that constitute common law fraud under the Laws of the State of Delaware. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, or any torts based on negligence or recklessness.

13.	Sponsor Representations: The Sponsor represents and warrants to Parent, as of the date hereof and as of the Closing Date, that:

a.

it has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

b.

it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s limited liability company powers and have been duly authorized by all necessary limited liability company actions on the part of the Sponsor;

c.

this Support Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other Parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except for the Bankruptcy and Equity Exception);

d.

the execution and delivery of this Support Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Sponsor, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Support Agreement;

e.	the Sponsor has not entered into, and shall not enter into, any agreement that would prevent the Sponsor from performing any of its obligations hereunder;

f.

there are no Proceedings pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor, before any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, or enjoin the performance by the Sponsor of its obligations under this Support Agreement;

g.	the Sponsor has good title to the Sponsor Shares, free and clear of any Liens, and the Sponsor has the sole power to vote or cause to be voted such Sponsor Shares; and

h.	the Sponsor Shares identified in Paragraph 2 of this Support Agreement are the only voting securities of the Parent Beneficially Owned by the Sponsor as of the date hereof, and none of such Sponsor

Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Sponsor Shares that is inconsistent with the Sponsor’s obligations pursuant to this Support Agreement.

14.

Adjustment for Stock Split. If, and as often as, there are any changes in the Parent Common Stock or the Sponsor Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsor, Parent, and the Sponsor Shares as so changed.

15.

No Recourse. Each Party agrees that (a) this Support Agreement may only be enforced against, and any action for breach of this Support Agreement may only be made against, the Parties and any transferee of Sponsor Shares (any such transferee, a “Sponsor Transferee”), and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Support Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any non-party Affiliate of the Sponsor or any Sponsor Transferee, and (b) none of the Sponsor’s non-party Affiliates (unless such Affiliate is a Sponsor Transferee) shall have any liability arising out of or relating to this Support Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Support Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Support Agreement, the negotiation hereof or the transactions contemplated hereby.

16.

No Third Party Beneficiaries. This Support Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever in connection with the matters governed by this Support Agreement. Nothing in this Support Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

17.

Further Actions. Each of the Parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another Party hereto.

18.

Definitions. As used herein, (i) “Beneficially Own” shall have the meaning ascribed to it in Section 13(d) of the Exchange Act, (ii) “Transfer shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b), other than a Registration Statement filed pursuant to the Merger Agreement.

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If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please so confirm by signing in the space below and returning this letter agreement to us.

Sincerely,

LOCUST WALK SPONSOR, LLC

By: Locust Walk Partners, LLC, its Manager

By:	/s/ Geoffrey Meyerson
	Name:	Geoffrey Meyerson
	Title:	Chief Executive Officer

Notice Address of the Sponsor:

200 Clarendon Street, 51st Floor

Boston, MA 02116

Attention: Geoff Meyerson

Email: gmeyerson@locustwalk.com

Signature Page to

Sponsor Support Agreement

Accepted and Agreed:

EFFECTOR THERAPEUTICS, INC.

By:	/s/ Steve Worland
	Name:	Steve Worland
	Title:	Chief Executive Officer

LOCUST WALK ACQUISITION CORP.

By:	/s/ Daniel Geffken
	Name:	Daniel Geffken
	Title:	Chief Financial Officer

Signature Page to

Sponsor Support Agreement